UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013 (February 11, 2013)

CCA Industries, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 330-1400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

It is with great sadness that the Company announces the death of Dunnan D. Edell, its President and Chief Executive Officer. Dunnan Edell was also a director of the Company. The Board of Directors has asked David Edell, the former Chief Executive Officer and founder of the Company, who retired at the end of 2011, to accept the position of Chief Executive Officer at this time. The Board also has appointed Stephen A. Heit as President of the Company in addition to his responsibilities as Chief Financial Officer. Drew Edell has been appointed Chief Operating Officer of the Company. Drew Edell has also been appointed by the directors elected by the Class A shareholders as a director of the Company until the next annual meeting of the shareholders. All of the appointments are effective immediately.

Furnished as Exhibit 99.1 is a copy of the press release issued by the Company on February 11, 2013 announcing the death of Dunnan D. Edell, and the subsequent appointments by the Board of Directors.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1 Press release issued February 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	February 19, 2013

CCA Industries, Inc.

By:	/s/ Stephen A. Heit
Stephen A. Heit
President
Chief Financial Officer